EXHIBIT 3.55

AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF INTERNATIONAL OPTICAL NETWORK

Amendment (this “Amendment”), dated as of November     , 2003, to the Limited Liability Company Agreement (the “Agreement”), dated as of November 26, 1997, by and among International Optical Network, L.L.C., a Delaware limited liability company (the “Company”), Racal Telecommunications, Inc., a Delaware corporation (“Racal”) and Global Crossing Telecommunications, Inc., a Michigan corporation (“GX Telecommunications” and together with Racal, the “Members”). Capitalized terms used but not defined herein have the meanings given thereto in the Agreement.

WHEREAS, the Members own 100% of the Membership Interests in the Company;

WHEREAS, Section 13.1 of the Agreement provides that “No Member shall: (i) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration (collectively, “sale”), or (ii) gift, bequeath or otherwise transfer for no consideration (collectively “gift”), any of its Membership Interest, except as provided in Section 13.2, Section 13.3, Section 13.4 and Section 16.5 (“Sales” and “Gifts” are collectively referred to as “Transfers”). Notwithstanding the foregoing, no Transfer, except under Section 16.5, shall be permitted within 12 months following the date hereof and any transfer pursuant to this Section 13.1 shall only be effective to the extent set forth in Section 13.5 and 13.6”;

WHEREAS, the Members desire to amend Section 13.1 of the Agreement as hereinafter set forth;

WHEREAS, such amendment may be effected by the Members pursuant to Section 18.9 of the Agreement;

NOW, THEREFORE, the parties hereto hereby agree to amend the Agreement as follows:

1. Amendments. Pursuant to Section 18.9 of the Agreement, the Members agree as follows:

(a) Section 13.1 is deleted in its entirety.

1.	Confirmation of Agreement. Except as herein expressly amended, the Agreement shall remain in full force and effect in accordance with its terms.

2.	Governing Law; Submission to Jurisdiction. This Amendment shall be governed by and construed in accordance with the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

3.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date so indicated in the preamble hereof.

RACAL TELECOMMUNICATIONS, INC.

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

MFNRAC, L.L.C.

LIMITED LIABILITY COMPANY AGREEMENT

MFNRAC L.L.C

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) is made and entered into as of this day of November, 1997, by and among Metromedia Fiber Network, Inc., a Delaware corporation (“MFN “) and Racal Telecommunications. Inc., a Delaware corporation (“Racal”) (the “Members”), MFNRAC, L.L.C. (the “Company”) and Racal Telecommunications Limited, a company organized under the laws of England, as guarantor (“Guarantor”).

WHEREAS, the Members wish to invest in and operate the Company as a joint venture for the purposes and on the terms set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a) “Adjusted Capital Account Deficit” shall mean with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

(i) credit to such Capital Account that amount which such Member is obligated to restore under Section 1.704-I(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in Partnership Minimum Gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in Partner Minimum Gain (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

(ii) debit to such Capital Account the items described in Sections 1.7041 (b)(2)(ii) (d) (4). (5) and (6) of the Treasury Regulations.

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Sections 1. 704-1(b)(2)(ii)(d) and 1.704-2. and will be interpreted consistently with those provisions.

(b) “Adjusted Capital Contributions” means, as of any day, a Member’s Capital Contributions adjusted as follows:

(i) increased by the amount of any Company liabilities which 10 connection with distributions hereunder are assumed by such Member or are secured by any Company property distributed to such Member;

(ii) increased by any amounts actually paid to any Company lender pursuant to the terms of any guarantee of a Company obligation;

(iii) reduced by the amount of cash and the adjusted basis of any Company property distributed to the Member hereunder and the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c) “Ancillary Agreements” means the Backhaul. Network Design. UK Network Management. Secondment. UK Tail Circuits and Business Services Agreement between MFNRAC Limited and RACAL Telecommunications Limited; the US Network Management. US Equipment and Branded Services Agreement between MFNRAC.

L.L.C. and RACAL Telecommunications Limited; the Services Agreement between MFNRAC Limited and MFN RAC. L.L.C.; the Licensing Agreement between MFNRAC Limited and RACAL Telecommunications Limited; the Backhaul. US Network Management, Secondment, US Tail Circuits, Business Services and Branded Services Agreement between MFNRAC. L.L.C and Metromedia Fiber Network Inc,; and the Framework Tail Circuit Agreement between Metromedia Fiber Network Inc. and RACAL Telecommunications Limited.

(d) “Associated Company” means. in relation to any Member. any Person who or which Controls, is Controlled by. or is under common Control with that Member.

(e) “Backhaul” shall mean both US Backhaul and UK Backhaul (as set out in the Ancillary Agreements).

(f) “Board of Managers” has the meaning set out in Section 5.1.

(g) “Business” means the business of the Company as described in Section 3.1.

(h) “Business Plan” shall mean the Company’s annual business plan and budge! the first of which is attached to this Agreement as Schedule Hh) and at any subsequent date the most recent annual business plan and budget of the Company approved by the Members as provided in Section 7.7.

(i) “Capital Account” as of any given date shall mean the Capital Account as defined by Article 11.4.

(j) “Capital Contribution” shall mean any contribution to the capital of the Company in cash or properly by a Member whenever made.

(k) “Carrier” shall mean a U.S. common carrier licensed by a state or federal authority or a European telecommunications operator falling within the scope of Annex II to the Interconnection Directive (97/33/EC).

(l) “Certificate” shall mean the Certificate of Formation of the Company as filed by the organizer of the Company with the Delaware Secretary of State. as the same may be amended from time to time.

(m) “Change of Control” shall be deemed to have occurred if:

(1) any Person having previously Controlled the relevant Person, ceases to do so;

(2) or if any Person acquires Control of the relevant Person (whether by reason of acquisition, merger, reorganization or otherwise); or

(3) all, or substantially all, of the assets of the relevant Person or the Person who Controls the relevant Person are acquired (whether by reason of an acquisition, merger, reorganization or otherwise) by, or combined by merger with, any other Person.

(n) “l:Qdl:” shall mean the Internal Revenue Code of 1986, as amended. or corresponding provisions of subsequent superseding federal revenue laws.

(0) “Company” shall refer to MFNRAC, LLC.

(p) “Control” (and “Controlling” “Controlled by” and “under common Control with” shall be construed accordingly) as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Where any two Persons together satisfy any of these conditions they shall be deemed to have Control. For the purposes of this definition, there shall be attributed to any Person rights or powers of a nominee for him, that is to say any rights or powers which another Person possesses on his behalf or may be required to exercise on his direction or behalf.

(q) “Consumer Price Index” shall mean All Items, New York, New Jersey Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics (“Index”) which is in effect on the date of this Agreement. If the Index is changed so that the base year differs from that in effect on the date of this Agreement, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the terms of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the Index had not been discontinued or revised.

(r) “Core Business” means the provision of seamless branded international telecommunications services between the Company’s points of presence in London and New York, provided by trans-atlantic fibre-optic submarine cable, and marketed to Carriers for use by such Carrier or for resale or as otherwise agreed to by the Member.; from time to time.

(s) “Deadlock” has the meaning provided in Article 9 hereof.

(t) “Delaware Act “ shall mean the Delaware Limited Liability Company Act at Title 6 of the Delaware Code, § 18-101 through § 18-1109 as the same may be amended from time to time.

(u) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at any time during such Fiscal Year, Depreciation shall be an amount which bears the same rate to such Gross Asset Value as of such time as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset is zero, Depreciation shall be determined with reference to such Gross Asset Value using any reasonable method selected by the Managers.

(v) “Distributable Cash” shall mean all cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company : (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred in the normal operation of the Company’s business; and (iii) such reserves as the Managers deem reasonably necessary for the proper operation of the Company’s business.

(w) “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

(x) “Fiscal Year” shall mean the Company’s fiscal year, which shall be the calendar year.

(y) “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Members hereunder.

(ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as of the following times:

(a) the acquisition of a Membership Interest in the Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(b) the distribution by the Company to a Member of more than a de minimis amount of Company money or property as consideration for a Membership Interest in the Company, if necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and

(d) at such other times as necessary or advisable in order to comply with Treasury Regulation Sections 1.704-I(b) and 1.704-2.

(iii) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Members.

(iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1 (b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph(iv) to the extent that the Members reasonably determine that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result In an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1(0)(i), Section l(o)(ii), or Section I (o)(iv) hereof. such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

(z) “IP” shall mean patents, trademarks, service marks, rights in designs (whether or not protected by copyright), trade names, copyrights and trade secrets, whether or not any of these rights are registered and shall include applications for any such right matter or thing or registration thereof and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these rights which subsist anywhere in the world:

(aa) “Majority Interest” shall mean the affirmative vote of Members holding more than fifty percent (50%) of the aggregate Percentage Interests in the Company .

(bb) “Manager” shall mean one or more members of the Board of Managers of the Company. References to the Managers in the singular or as him, her, it, itself or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

(cc) “Member” shall mean, in connection with the formation of the Company, each of the parties who executes a counterpart of this Agreement as a Member and, after the formation of the Company, each of the parties who may be admitted as a Member in accordance with Article 14 of this Agreement. References to a Member as it, itself or other like references shall also, where the context so requires, be deemed to include the masculine or feminine reference, as the case may be.

(dd) “Membership Interest” shall mean a Member’s entire interest in the Company, including the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement and the Delaware Act,

(ee) “Net Profits” and “Net Losses” shall mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, and all fees and reimbursements payable to any Member shall be regarded as deductions), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of Net Profit or Net Loss shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-I(b)(2)(iv)(t), and not otherwise taken into account in computing Net Profit or loss. Loss pursuant to this definition of Net Profit or Net Loss shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

(iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with Section 1(0) hereof.

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

(vii) Notwithstanding any other provision of this definition of Net Profit or Net Loss, any items which are specially allocated pursuant to Section 12.2 hereof shall not be taken into account in computing Net Profit or Net Loss.

(ff) “Net Distributable Profits” shall mean the accumulated, realised net profits less the accumulated, realised net losses of the Company calculated as of the end of the Fiscal year in question calculated in accordance with US generally accepted accounting principles,

(gg) “Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section J.704-2(b)(3).

(hh) “Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(l) and the amount of Nonrecourse Deductions for a fiscal year of the Company shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(c).

(ii) “Partner Minimum Gain” means an amount. with respect to each Partner Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Debt, determined in accordance with Treasury Regulation Section I.704-2(i)(3).

(jj) “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section I.704-2(b)(4).

(kk) “Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company year shall be determined in accordance with the rules of Treasury Regulation Section I.704-2(i)(2).

(ll) “Partnership Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company year shall be determined in accordance with Treasury Regulation Section I.704-2(d).

(mm) “Percentage Interest” shall mean as to a Member the percentage stated on Schedule 11.1 to this Agreement, as amended from time to time.

(nn) “Person” shall mean any individual or Entity, and their heirs, executors, administrators, legal representatives, successors and assigns where the context so permits.

(oo) “Regulatory Allocations” has the meaning set forth in Section 12.2(a)(viii).

(pp) “Reserves” shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Board of Managers for working capital and to pay taxes, insurance. debt service or other costs or expenses incident to the ownership or operation of the Company’s business.

(qq) “Representative” means in relation to a Member, any Person or Persons who have become entitled to his Membership Interest by reason of his death. bankruptcy or insolvency.

(rr) “Resignation” has the meaning set out in Section 7.6.

(ss) “Subsidiary” means any entity Controlled by the Company.

(tt) “Transferring Member” shall mean (i) any Member who sells, assigns. pledges, hypothecates, transfers. exchanges or otherwise transfers for consideration all or any portion of its Membership interest or (ii) any Member who gifts. bequeaths or otherwise transfers for no consideration (by operation of law or otherwise. except with respect to bankruptcy) all or any pan of its Membership Interest.

(uu) “Treasury Regulations” shall include proposed temporary and final regulations promulgated under the Code.

ARTICLE 2

FORMATION OF COMPANY

2.1 Formation. The Company has been organized as a Delaware limited liability company by executing and delivering the Certificate to the Delaware Secretary of State in accordance with and pursuant to the Delaware Act.

2.2. The name of the Company is MFNRAC, L.L.C.

2.3 Principal Place of Business. The principal place of business of the Company shall be 60 Hudson Street, New York. New York. The Company may locate its places of business and registered office at any other place or places as the Board of Managers may deem advisable.

2.4 Registered Office and Registered Agent. The Company’s initial registered office shall be at the office of its registered agent at Corporation Service Company, 1013 Centre Road. Wilmington, Delaware, County of New Castle and the name of its initial registered agent shall be Corporation Service Company.

2.5 Term. The term of the Company shall commence on the date of the formation of the Company in accordance with and pursuant to the Delaware Act and shall continue until October 9. 2037, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Delaware Act.

2.6 Certificates of Membership Interests. The Board of Managers of the Company may make such rules and regulations as they may deem appropriate concerning the issuance and registration of certificates of Membership Interests of the Company. The Board of Managers may authorize the issuance of any Membership Interests without certificates. Such authorization shall not affect Membership Interests already represented by certificates until they are surrendered to the Company.

ARTICLE 3

BUSINESS OF COMPANY

3.1 Permitted Businesses. The business of the Company shall be carried out in accordance with the Business Plan and shall consist of:

(a) the acquisition of trans-Atlantic fibre-optic submarine cable rights and the establishment of a trans-Atlantic network linking points of presence in New York and London and such other points of presence in the U.S. and U.K. as the Members may decide;

(b) the sale of trans-Atlantic branded telecommunications services (or such other services as may be agreed from time to time by the Members) provided on such network directly to the Members or to Carriers for resale in the commercial markets;

(c) investigating and researching opportunities to extend the business by providing new services or providing services in additional countries or geographical areas and opportunities to establish related businesses with appropriate additional partners which will provide such new services or service in such new areas ; and

(d) to carry on any other lawful business or activity in connection with the foregoing or otherwise. and to have and exercise all of the powers. rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise.

ARTICLE 4

NAMES AND ADDRESSES OF PARTIES

The names and addresses of the parties are as follows or as notified to all other parties from time to time:

NAME ADDRESS

Metromedia Fiber Network. Inc. 110 East 42nd Street Suite 1502 New York. NY 10017. USA.

Racal Telecommunications. Inc. 1601 N Harrison Parkway, Sunrise FL 33323. USA.

Racal Telecommunication Limited Western Road. Bracknell. Berkshire. RG12 (No: 23326(0) lRG. England.

The Company c/o Metromedia Fiber Network. Inc

110 East 42nd Street
Suite 1502
New York. NY 10017. USA.

ARTICLES RIGHTS AND DUTIES OF BOARD OF MANAGERS

5.1 Management. Subject to the provisions of this Section 5 and those matters reserved to the Members by Section 7.7. the business and affairs of the Company shall be managed by its Board of Managers. The Board of Managers shall have full and complete authority. power and discretion [0 manage and control the business. affairs and properties of the Company . to make all decisions regarding those matters and [0 perform any and all other acts or activities customary or incident [0 the management of the Company’s business and objectives . No one Manager may take or effect any action on behalf of the Company or otherwise bind the Company in the absence of a formal delegation of authority by the Board of Managers to such Manager. Unless authorized to do so by this Agreement or by the Board of Managers of the Company. no Member. officer. attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company.

5.2 Number Election. Tenure and Qualifications. Managers may be Voting Managers (“Voting Managers”) or Non-Voting Managers (“Non-Voting Managers”). Managers may be employees. directors or officers of a Member. There shall be six Voting Managers. Managers need not be Members of the Company. MFN shall nominate three Voting Managers and RACAL shall nominate three Voting Managers. Each Member agrees to vote its Membership Interests to ensure the election of the Voting Managers nominated by the other Member. The first Board of Managers shall be the three Voting Managers nominated by MFN and the three Voting Managers nominated by RACAL. A Non-Voting Manager may be nominated by either Member if such Member wishes to appoint a Non-Voting Manager as Chairman and such Non Voting Managers shall be appointed for the duration of his term as Chairman and shall be elected to the Board of Managers by the agreement of the Members. In no instance shall there be less than six (6) Managers. If a Member wishes to change its nominated Managers with or without cause pursuant [0 Section 5.9. the other Member shall vote its shares accordingly. Each Manager shall hold office until his successor shall have been elected and qualified. The Board of Managers shall have a Chairman who may be a Voting Manager or a Non-Voting Manager. Except asset out below the Chairman shall serve for a fixed term of twelve months. after which he shall resign. RACAL shall appoint the first Chairman in 1997 to serve until 31 December 1998 and the Chairman for subsequent even numbered years. MFN shall appoint the second Chairman on 1 January 1999 until 31 December 1999 and the Chairman for subsequent odd numbered year. The Chairman shall preside at meetings of the Board of Managers and the Members.

5.3 Meetings and Quorum. A meeting of the Board of Managers may be called by any Manager or Member. The Chairman shall ensure that meetings are held not less than once in every three (3) months. Unless waived by a majority of the Board of Managers, not less than fourteen (14) days’ notice of all meetings of the Board shall be given to each Manager and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. Only items listed on the agenda for a particular meeting may be transacted at such meeting unless waived in writing by all the then Managers. With no more than fourteen (14) days after each such meeting. a copy of the minutes of that meeting shall be delivered to each Manager. The Board of Managers may designate any place either within or outside the State of Delaware. as the place of meeting of the Board of Managers provided that meetings shall not be held in the United Kingdom. If no designation is made. the place of meeting shall be the principal place of business of the Company. The presence of one Voting Manager nominated by each Member shall constitute a quorum at meetings of the Board of Managers; provided. however. that if a second call for a meeting not convened because of the absence of quorum is made by a Member not less than seven (7) days following the date set for the original meeting the presence of one Manager shall constitute a quorum. Any Manager may participate in a meeting by means of video conferencing. inter/intranet real time discussion. conference telephone or such other methods as agreed by the Board of Managers by means of which all persons participating in the meeting can communicate with each other always provided that no Manager shall be able to participate in such meetings if physically within the United Kingdom. Participation in the meeting by means of such equipment shall constitute presence in person at such meeting. Action may be taken without a meeting if the action is evidenced by one or more written consent signed by each Manager entitled to vote on such actions.

5.4 Voting. Except as set out below only Voting Managers may vote at meetings of the Board of Managers. Voting Managers shall each have one vote. Voting Managers nominated by one Member may exercise the vote of other Voting Managers nominated by that Member or the votes of any Voting Manager which that Member is entitled to nominate. if such other Voting Managers are not present or has not been nominated. Voting Managers may in writing designate alternate Managers. who shall be regarded as having all the authority. power. rights and obligations of the Manager so designating. If a quorum is present. the affirmative vote of a majority of those in attendance shall constitute the act of the Board of Managers. unless the vote of Members is otherwise required by this Agreement, the Delaware Act or the Certificate. In the event that any vote at a meeting of the Board of Managers is tied, the Chairman shall be able to cast a further one vote (regardless of whether the Chairman is a Voting or Non-Voting Manager).

5.5 Member Approval Required. All actions of the Company and the Board of Managers with respect to the managers described in Section 7.7 may only be adopted with the prior written approval of all Members .

5.6 Managers Have No Exclusive Duty to Company. Subject to Section 16 of this Agreement. a Manager shall not be required to manage the Comp~ as his or her sole and exclusive function and he or she may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company, the Members, nor any other Manager shall have any right, by virtue of this Agreement to share or participate in such other investments or activities of the Manager or in the income or proceeds derived therefrom.

5.7 Bank Accounts. The Board of Managers may from time to time authorise the opening of bank accounts In the name and on behalf of the Company. The Board of Managers shall ensure that any standing authority (Q its bankers requires the signature of at least one Manager nominated from each Member (Q bind the Company.

5.8 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company and the other Managers of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and. unless otherwise specified therein. the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member. In the event that a Member disposes of all of its Membership Interests, such Member shall procure the resignation of the Managers at the time holding office by reason of their nomination by such Members.

5.9 Removal. All or any lesser number of Managers may be removed at any time. with or without cause, by the Member who nominated such Manager by depositing written notice at the Company’s registered office and by sending copies of the same to the other Member. The removal of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

5.10 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the Member responsible for nominating such Managers by depositing written notice of such nomination at the Company’s registered office and by sending copies of the same to the other Member. A Manager elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and shall hold office until the expiration of such term and until his or her successor shall be elected and qualified or until his or her earlier death. resignation or removal.

5.11 Committee of Board of Managers. The Board of Managers may by resolution passed by a majority of the Board of Managers delegate any of its powers to a committee or committees consisting of an equal number of Managers appointed by Racal and MFN. including. without limitation. the power to sign material contracts, checks and other instruments and documents on behalf of the Company. Such committee shall conform to any regulations that may be imposed on it by the Board of Managers. The presence of a majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary for the taking of any action thereat.

5.12 Remuneration of Managers. The remuneration of the Managers, if any, shall be determined by and subject to the unanimous approval of the Members.

5.13 Indemnity. Any Member removing a Manager nominated by such member shall be responsible for and shall hold harmless the other Member and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings. including. but not limited to legal costs actually incurred.

ARTICLE 6

OFFICERS

6.1 Officers of Company. The officers of the Company shall consist of a president who shall be elected and appointed by the Board of Managers. and such other officers or agents as may be elected and appointed by the Board of Managers in their discretion. Such officers shall derive their authority by delegation from the Board of Managers . Such other officers may include a treasurer and a secretary, vice presidents, assistant vice presidents, assistant treasurers, or assistant secretaries. Any two or more offices may be held by the same person. The officers shall act in the name of the Company and shall supervise its operation under the direction and management of the Board of Managers as further described below.

6.2 Election and Term of Office. The officers of the Company shall be elected annually by the Board of Managers. Vacancies may be filled or new offices created and filled at any meeting of the Board of Managers. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contractual rights.

6.3 Removal. Any officer or agent may be removed by the Board of Managers whenever in their judgment the best interests of the Company would be served thereby. but such removal shall be without prejudice to the contractual rights. if any of the person so removed.

6.4 Vacancies. A vacancy in any office because of death. resignation. removal. disqualification or otherwise may be filled by the Board of Managers for the unexpired portion of the term.

6.5 President. The president shall be the chief operating officer of the Company and subject to Section 7.7 and subject to express delegation of such power and responsibilities by the Board of Managers shall be in general and active charge of the entire business and all affairs of the Company and shall have power to hire and discharge employees. Without limitation of the foregoing. the president will have responsibility for managing the finances and sales operations of the Company. The president shall have power to sign any certificates for Membership Interests of the Company. The president shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Company and such decision as to any manner affecting the Company shall be final and binding as between the officers of the Company subject only to the Board of Managers of the Company. In general the president shall perform all duties incident to the office of the president and such other duties as may be prescribed by the Board of Managers of the Company from time to time.

6.6 The Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, if expressly empowered to do so by the Board of Managers, a vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to him by the Chairman, the president or the Board of Managers of the Company.

6.7 The Treasurer. The treasurer shall be the chief financial officer of the Company. The treasurer shall not be required to give a bond for the faithful discharge of his or her duties. He or she shall: (i) have charge and custody of and be responsible for all funds and securities of the Company; (ii) be charged with primary responsibility for dealing with national securities exchanges or other exchanges in which the Company may hold a membership or on which the Company may trade; (iii) receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Board of Managers of the Company; and (iv) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Managers of the Company.

6.8 The Secretary. The secretary shall: (a) keep the minutes of the Board of Managers’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (c) be custodian of Company records; (d) keep a register of the post office address of each Member which shall be furnished to the secretary by such Member; (e) sign with the Board of Managers, the president or a vice president (as designated by the Board of Managers), any certificates for Membership Interests , the issue of which shall have been authorized by resolution of the Board of Managers; (I) certify the resolutions of the Board of Managers, and other documents to the Company as true and correct thereof; and (I) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the Board of Managers, president, a vice president (as designated by the chairman) or the Board of Managers of the Company.

6.9 Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall not be required to give bonds for the faithful discharge of their duties. The assistant treasurers and assistant secretaries. in general. shall perform such duties as shall be assigned (Q them by the treasurer or the secretary. respectively. or by the president or the Board of Managers of the Company.

6.10 Salaries. The salaries and other compensation of the officers and other employees of the Company shall be fixed from time to time by the Board of Managers. and no officer or employee shall be prevented from receiving such salary by reason of the fact that he or she is also a Manager or Member of the Company.

ARTICLE 7

RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 Limitation of Liability. A Member shall not be personally liable to creditors of the Company for any debts. obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond such Member’s Capital Contribution.

7.2 List of Members. Upon the written request of any Member, the Board of Managers shall provide a list showing the names, addresses and Membership Interests of all Members.

7.3 Company Books. In accordance with Section 12.7 herein, the Board of Managers shall maintain and preserve, during the term of the Company, the accounts, books and other relevant Company documents. Upon reasonable written request, each Member and its duly authorized representative shall have the right, at a time during ordinary business hours, as reasonably determined by the Board of Managers. to inspect and copy such Company documents (at the requesting Member’s expense).

7.4 Priority and Return of Capital. Except as may be expressly provided in Article, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to the repayment by the Company of loans (as distinguished from Capital Contributions) which a Member has made to the Company.

7.5 No Preferential Rights. No Member shall have any preferential right over the other Member, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Membership Interests, whether unissued or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Membership Interest; (d) issuance of any right of, subscription to or right to receive. or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

7.6 Resignation. No member shall have the right to voluntarily resign as a Member of the Company prior to the dissolution and winding up of the Company and any resignation (“a Resignation”) by a Member shall constitute a breach of this Operating Agreement.

7.7 Special Resolutions. Notwithstanding the foregoing. all actions of the Company with respect to the following matters unless expressly delegated to the Board of Managers by both Members in writing may be adopted only upon the prior written approval of both Members:

(i) admission of any person as a Member (whether by way of subscription or transfer) or creation of any new Membership Interest other than as permitted by Sections 13. 14 or 16.5(c);

(ii) any change to the Certificate or this Agreement;

(iii) any distribution in cash or in specie except to settle any tax liability properly incurred by any Member as a result of that Member’s Membership in the Company except as provided for in Section 12.4 and whether out of income capital or reserves except as provided by Section 15;

(iv) approval of the Business Plan or any material alteration to the Business Plan or any material change to the nature of the Business;

(v) incurrence of any indebtedness except as provided in the Business Plan or any increase in the total amount of its bank borrowings to a figure greater than that provided in the Business Plan;

(vi) creation or issuance of any fixed or floating charge. debenture. lien (other liens arising by operation of law or in the ordinary course of business) mortgage. encumbrance or security over all undertaking. business. property or assets (tangible or intangible) of the Company. except for the purpose of securing the indebtedness of the Company or any Subsidiary to its bankers for sums approved in the Business Plan borrowed in the ordinary and proper course of business;

(vii) any loan or advance or credit (other than normal trade credit). except for the purpose of making deposits with bankers which shall be repayable upon the giving of no more (than seven (7) days’ notice and except for any loan provided for in the Business Plan:

(viii) any guarantee, indemnity or security in each case to secure the liabilities or obligations of any person other than (he Company or any Subsidiary except for such indemnities, guarantees or security approved in the Business Plan and except for such indemnities and security which may be given in the ordinary course of business;

(ix) establishment, cancellation, or variation of, the terms of any pension, retirement, profit sharing, share option, profit related, bonus or incentive plan of the Company;

(x) except as approved or as provided in the Business Plan, any sale, transfer, lease, assignment, or disposal of any interest in, all or any material part of the undertaking, business, property or assets (tangible or intangible) of the Company (whether by a single transaction or a series of transactions) or any contract to do so;

(xi) any acquisition, or entry into any contract to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition or, as the case may be, prior to such acquisition, constitute a material part of the business, property or assets of the Company (and for these purposes any pan accounting for, or which would following such acquisition by the Company account for, 5% or more of the combined profits, or turnover for the relevant year, or net asset value the Company and its Subsidiaries shall be deemed material). For these purposes the aggregate amount payable under any agreement for lease, lease purchase or purchase on credit sale or conditional sale terms shall be deemed (Q be capital expenditure incurred in the year in which such agreement is entered into;

(xii) except as provided in the Business Plan, any acquisition or entry into an agreement, to take or agree to acquire any leasehold interest in, or license over, any real property;

(xiii) except as provided in the Business Plan, entry into any partnership or profit sharing agreement or joint venture with any Person;

(xiv) except as provided in the Business Plan. any acquisition. purchase or subscription for any shares. loan stock. Debentures, mortgages or securities (or any interest therein) or any other interest in any Person or establishment or acquisition of any branch office;

(xv) entry into, variation or termination of, any contract or transaction not expressly authorized or contemplated by the Business Plan with a value in excess of $20,000, or a series of such contracts or transactions which in aggregate total more than $20,000 in any Fiscal Year;

(xvi) any composition or arrangement with its creditors, petition or filing for insolvency, receivership or administration, or any act or thing whereby the Company would be wound up (Whether voluntarily or compulsorily), save as otherwise expressly provided for herein or otherwise required by law;

(xvii) the prosecution of, or settling of, any legal or arbitration proceedings other than routine debt collection;

(xviii) entry into (except as provided herein), variation or termination of any Ancillary Agreement or other agreement between the Company (or any Subsidiary) and any of the Members (or their Associated Companies);

(xix) except as provided in the Business Plan, the application for, or modification, alteration, revocation, or surrender of any telecommunications license;

(xx) any change of the Company’s name, trade name or brand name;

(xxi) any change of the fiscal year, auditors or registered office of the Company;

(xxii) except as required by law, any amendment of the accounting policies or reporting practices previously adopted by the Company;

(xxiii) Payment of any compensation to any members of the Board of Managers for their duties as Managers;

(xxiv) accounting methods. tax elections or any other Issues affecting either Member’s tax liabilities ..

7.8 Undertakings Regarding the Operations of the Company

(a) The Company shall. and each Member shall procure that the Company shall

(i) maintain with a well established and reputable insurer adequate insurance against all risks of the Company and any Subsidiary usually insured against by companies carrying on the same or similar business to the Business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

(ii) keep books of account and procure that its Associated Companies keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business and, where applicable, the business of any Subsidiary, such books of account and all other records and documents relating to the business affairs of the Company (or any Subsidiary, as applicable) or Ancillary Agreements shall be open to inspection by each of the Members during normal business hours and on reasonable prior notice and they shall be permitted to take and remove copies thereof;

(iii) provide each Member within 4 weeks of the end of each calendar month with management accounts of the Company and any Subsidiary for such month in a form acceptable to the Members together with a report on product development. sales. marketing, finance and such other areas as either Member may require, prepared by the Company’s management;

(iv) prepare such accounts of the Company and any Subsidiary in respect of each accounting reference period as are required by statute. rules or regulations as applicable to the Company or its Members and procure that such accounts are audited as soon as practicable and in any event not later than sixty (60) days after the end of the relevant accounting reference period; and

(v) keep each of the Members fully informed as to all the financial and business affairs of the Company and its Subsidiaries and in particular shall provide each of the members with full details of any actual or prospective material change in such affairs as Soon as such details are available.

(b) The Members shall procure that not later than sixty (60) days before the beginning of each fiscal year. the Board of Managers prepares and de livers to them a draft of the Business Plan. incorporating the proposed annual budget and cash flow forecast for the next financial year.

(c) The Members shall within thirty (30) days of their receipt of the draft Business Plan delivered pursuant to Section 7.8(b), at the sole discretion of each Member, either approve or reject the draft Business Plan. If accepted by both Members, subject to any amendments which they deem appropriate. such approved Business Plan shall become the Business Plan for that financial year. Without prejudice to Section 9, in the event the Members are unable to agree on an annual Business Plan. the previous year’s Business Plan’s operating expenses adjusted for inflation in accordance with the Consumer Price Index plus existing ongoing capital payment obligations in respect of undersea cable capacity and Backhaul will be deemed to be adopted as an interim budget for the current year; provided however that no Member by reason of this Section 7.8 will be required to make a Capital Contribution not specifically set forth in Schedule 11.1 of this Agreement.

(d) At any time during a financial year, the Board of Managers may propose to the Members changes to the Business Plan. The Members shall respond to the Board of Managers within forty-five (45) days of receipt of such proposal.

7.9 Representations and Warranties.

(a) MFN represents and warrants to Racal that:

(i) Organization. MFN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) Authority. MFN has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized. executed and delivered by MFN and. assuming the due authorization, execution and delivery by Racal, constitutes the legal. valid and binding obligation of MFN enforceable against MFN in accordance with its terms.

(iii) No Conflict. Neither the entering into nor the delivery of this Agreement will result in the violation of or default under:

(A) any of the provisions of the Articles of Incorporation or by-laws of MFN; or

(8) any agreement or other instrument to which MFN is a party or by which MFN IS bound: or

(C) any law of the jurisdiction of incorporation of MFN .

(b)	Racal Represents and Warrants to MFN that:.

(i) Organization, Racal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) Authority. Racal has the corporate power and authority to enter into this Agreement and to carry out is obligations hereunder. This Agreement has been duly authorized, executed and delivered by Racal and, assuming the due authorization, execution and delivery by MFN, constitutes the legal, valid and binding obligation of Racal enforceable against Racal in accordance with its terms.

(iii) No Conflict. Neither the entering into nor the delivery of this Agreement will result in the violation of or default under:

(A) any of the provisions of the Articles of Incorporation or by-laws of Racal;

(8) any agreement or other instrument to which Racal is a party or by which Racal is bound; or

(C) any law of the jurisdiction of incorporation of Racal.

(c) Guarantor Represents and Warrants to MFN that.

(i) Organization. Guarantor is a company limited by shares, duly incorporated and registered and in good standing under the laws of the England and Wales,

(ii) Authority. Guarantor has the corporate power and authority to enter into this Agreement and to carry out is obligations hereunder. This Agreement has been duly authorized, executed and delivered by Guarantor and, assuming the due authorization, execution and delivery by MFN, constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(iii) No Conflict. Neither the entering into nor the delivery of this Agreement will result in the violation of or default under:

(A) any of the provisions of the Memorandum or Articles of Association of Guarantor;

(B) any agreement or other instrument to which Guarantor IS a party or by which Guarantor is bound; or

(C) any law of the jurisdiction of incorporation of Guarantor.

7.10 Dispute Under Ancillary Agreements. Notwithstanding any provision in this Agreement to the contrary, in the event a dispute arises between a Member (or its Associated Companies) and the Company under an Ancillary Agreement to which the Company and such Member (or its Associated Member) are a party, management of such dispute by the Company shall be solely within the discretion of the Member of the Company which is not, or of whom an Associated Company is not, party to the Ancillary Agreement in dispute.

7.11 Compliance with Laws. Each Member hereto hereby represents and warrants to the other party that it has complied and covenants that it will comply in all material respects with all applicable laws, including but not limited to the United States Foreign Corrupt Practices Act and any similar English law. Specifically, but without limitation, in connection with the performance of this Agreement and the business of the Company, each party represents, warrants and agrees to and with each other party that it has not and shall not, directly or indirectly, offer, pay, or promise to pay, any money, or give anything of value to (i) any government official, political party or official thereof, or any candidate for political office, or (ii) any other person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly. to such official. party or candidate for the purpose of influencing or inducing any action. omission or decision by the recipient in order to obtain or retain business for or within the Company or to direct business to any person.

ARTICLE 8

MEETINGS OF MEMBERS

8.1 Meetings. Meetings of the Members, for any purpose or purposes, may be called by any Member.

8.2 Place of Meetings. The Members may designate any place, either within or outside the State of Delaware, other than the United Kingdom, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company.

8.3 Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than fourteen (14) nor more than thirty (30) days before the date of the meeting. either personally or by mail, by the Member calling the meeting. to the other Member in its capacity as Member subject to Section 18.1. If mailed. such notice shall be deemed to be delivered seven (7) calendar days after being deposited in the United States or United Kingdom mail or delivered by an express courier service which documents delivery, addressed to the Member at its address as it appears on the books of the Company or as notified to the other Member from time to time, with postage thereon prepaid.

8.4 Record Date. For the purpose of determining which Members are entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or which Members are entitled to receive payment of any distribution, or in order to make a determination of which are the appropriate Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

8.5 Quorum. Both Members represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting no business may be transacted and the Member present may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to the other Member. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

8.6 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the Percentage Interests so represented shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Delaware Act, by the Certificate or by this Agreement.

8.7 Proxies. At all meetings of Members, a Member may vote in person, by proxy executed in writing by the Member and certified by the Member’s president or duly authorized representative. Such proxy shall be filed with the other Members before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. If such proxy is duly filed the Members’ authorized representative shall be deemed to have full authority to bind the Member in relation to any matters transacted at a meeting.

8.8 Conference Telephone. Any Member may participate in a meeting of the Members by means of video conferencing, inter/intranet real time discussion, conference telephone or such other methods as agreed by the Members by means of which all persons participating in the meeting can communicate with each other, always provided that no Member shall be permitted to participate in such meetings if physically within the United Kingdom, and participation in the meeting by such means shall constitute presence in person at such meeting.

8.9 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken signed by each Member entitled to vote and delivered to the Board of Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent unless the consent specifies a different effective date.

8.10 Waiver of Notice. When any notice is required to be given to any Member. a waiver thereof in writing signed by the Person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE 9

DEADLOCK

“Deadlock” means any situation which has persisted for not less than sixty days in which:

(i) because of a disagreement amongst the Members they are unable to approve or disapprove a matter described in Section 7.7; or

(ii) because of an inability to form a quorum at any Member’s meeting or adjourned Member’s Meeting, the Members are unable to vote on a matter described in Section 7.7.

In the event of such Deadlock, the Company shall be dissolved as provided in Section 15.

ARTICLE 10

STANDARD OF CARE AND INDEMNIFICATION OF MANAGERS. OFFICERS AND EMPLOYEES

10.1 Standard of Care. No Manager, officer or employee shall be liable to any Member or to the Company by reason of the actions of such person in the conduct of the business of the Company except for criminal acts, fraud, bad faith, gross negligence or wilful misconduct.

10.2 Indemnification of Managers Officers and Employees. The Company shall indemnify, hold harmless, and pay all judgements and claims against any member of the Board of Managers or any officer or employee of the Company relating 10 any liability or damage incurred by any such person by reason of any act performed or omitted to be performed by such person in connection with the Business, including attorney’s fees in connection with the defense of any action based upon such act or omission, which attorneys ‘ fees may be paid as incurred, including all such liabilities under federal or state securities laws as permitted by law. Notwithstanding the foregoing, no person shall be Indemnified from any liability for fraud, bad faith, gross negligence or wilful misconduct. “

ARTICLE 11

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

11.1 Initial Capital Contributions. Each Member shall contribute in cash the amounts set forth in Schedule II I on the dates specified in Schedule II I as its Capital Contribution.

11.2 Additional Contributions. Except as set forth in Schedule 11 I, no Member shall be required to make Capital Contributions. To the extent approved by both Members, the Members may make additional Capital Contributions or loans to the Company to the extent so approved. Any loan to the Company by a Member shall be on such terms as are agreed to by the Members provided that the Board of Managers shall not offer to any Member terms more favorable to that Member than those offered to the other Member as to interest, security, or otherwise.

11.3 Failure to Contribute.

(a) If a Member does not contribute, within thirty (30) days of the date required by Section 11.1 or as otherwise agreed by both Members from time IJ time, all or any portion of a Capital Contribution that Member is required to make the other Member (“Non-Delinquent Member”) may cause the Company to exercise, on notice to the first Member (“Delinquent Member’), one or more of the following remedies:

(i) taking such action (including court proceedings) as the Non-Delinquent Member may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member’s Capital Contribution that is in default, together with interest thereon at the annual prime rate of interest of the Chase Manhattan Bank in effect from time to time plus two percent (2%) per annum (“ Default Rate’) from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

(ii) permitting the Non-Delinquent Member to advance the portion of the Delinquent Member’s Capital Contribution that is in default, with the following results:

(A) the sum advanced constitutes a loan from the Non-Delinquent Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of this Agreement,

(B) the principal balance of the loan and all accrued unpaid interest on such loan is due and payable in whole on the ninetieth (90th) day after service of a written demand for such loan by the Non-Delinquent Member to the Delinquent Member,

(C) the amount lent bears interest at the Default Rate from the day that the advance is deemed made until the date that the loan together with all interest accrued on it is repaid to the Non-Delinquent Member,

(D) all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Non-Delinquent Member until the loan and all interest accrued on it have been paid in full to the Non-Delinquent Member (with payments being applied first to accrued and unpaid interest and then to principal),

(E) the payment of the loan and interest accrued on it is secured by a security interest in the Delinquent Member’s Membership Rights, as more fully set forth in Section 11.3 (b), and

(F) the Non-Delinquent Member has the right, in addition to the other rights and remedies granted to it pursuant hereunder or available to it at law or in equity, to take any action (including court proceedings) that the Non-Delinquent Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

(iii) the Non-Delinquent Member, at its option and with the permission of the Delinquent Member, in lieu of making the loan described in Section 11.3(a)((ii) above, may contribute to the Company the unpaid portion of the Delinquent Member’s Capital Contribution. If such a contribution is made, the Membership Interests shall be adjusted in proportion to the Capital Contribution and the Distributions, allocations of Net Profits and Losses and all other allocations under this Agreement shall be correspondingly adjusted to reflect the increased Member’s Interest of the Non-Delinquent Member and the decreased Member’s Interest of the Delinquent Member; provided, however, that the voting rights and approval rights of the Delinquent Member under Sections 5 and 7 shall not be affected.

(iv) exercising the rights of a secured party under the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 11.3 (b); or

(v) exercising any other rights and remedies available at law or in equity.

(b) Both Members grant to the Company, and the Delinquent Member grants to the Non-Delinquent Member (with respect to any loans made by the Non-Delinquent Member to that Member as a Delinquent Member pursuant to Section 11.3(a), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on such loans made by Non-Delinquent Members to that Member as a Delinquent Member pursuant to Section 11.3(a). a security interest in and a general lien on its Membership Interests and the proceeds thereof. all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it. the Company or the Non-Delinquent Member as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 11.3(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Board of Managers or the Non-Delinquent Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 11.3(b). At the option of the Non-Delinquent Member, this Agreement or a carbon, photographic, or other copy hereof may serve as a financing statement.

11.4 Capital Accounts.

(a) There shall be established and maintained for each Member on the books of the Company a capital account (“Capital Account”) in accordance with the following provisions: A separate Capital Account will be maintained for each Member. Each Member’s Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Profits; (4) items in the nature of income or gain which are specially allocated pursuant to Section 12.2 hereof; and (5) allocations to such Member of income described in Code Section 705(a)(I)(8). Each Member’s Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Losses; (4) allocations to such Member of expenditures described in Code Section 705(a)(2)(8); and (5) items in the nature of expenses or losses which are specially allocated pursuant to Section 12.2 hereof.

(b) In the event of a permitted sale or exchange of a Membership Interest in the Company pursuant to Article 13 hereof, the Capital Account of the Transferring Member shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section I. 704-I(b)(2)(iv) of the Treasury Regulations.

(c) The manner in which Capital Accounts are to be maintained pursuant to this Section 11.4 is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder and the provisions herein regarding maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations. If the Board of Managers determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 11.4 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations. then notwithstanding anything to the Contrary contained in the preceding provisions of this Section 11.4. the method in which Capital Accounts are maintained shall be so modified; provided, however that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in this Agreement.

ARTICLE 12

ALLOCATIONS. INCOME TAX. DISTRIBUTIONS. ELECTIONS AND REPORTS

12.1 Allocations of Net Profits and Net Losses. The Net Profits and Net Losses of the Company for each fiscal year shall be allocated among the Members in proportion to their respective Percentage Interests in the Company. Subject to the other provisions of this Article 12, allocations to a Member of Net Profits or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss, deduction or credit that is taken into account in computing Net Profits or Net Loss .

12.2 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 12:

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(1), notwithstanding the provisions of Section 12.1 of this Agreement, or any other provision of this Article 12, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, Subsequent years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulation Section 1. 704-2(g). The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(1)(6) and l.704-2U)(2). This Section 12.2(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Treasury Regulation Section 1.704-2(t) and shall be interpreted consistently therewith.

(ii) partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1. 704-2(i)(4), and notwithstanding the provisions of Section 12.1 of this Agreement or any other. provision of this Article 12 (except Section 12.2(a)(i», if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt. determined in accordance with Treasury Regulation Section I.704-2(i)(S). shall be specially allocated items of Company income and gain for such year (and if necessary. subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1. 704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-20)(2). This Section 12.2(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their Percentage Interests. Any Partner Nonrecourse-Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(i).

(iv) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-I(b)(2)(ii)(d)(4), (5) or (6), that causes such Member to have a Adjusted Capital Account Deficit, items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1 (b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible provided that an allocation pursuant to this Section 12.2(a)(iv) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 12 have been tentatively made as if this Section 12.2(a)(iv) were not in the Agreement. It is intended that this Section 12.2(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event any Member has a deficit balance in its Capital Account at the end of any Fiscal Year which is in excess of the sum of (I) the amount (if any) such Member is obligated to restore to the Company, and (2) the amount such Member is deemed to be obligated to restore pursuant to Treasury Regulation Section I. 704-1 (b )(2)(ii)(c) or the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(l) and 1.704-2(])(5). each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible. provided that an allocation pursuant to this Section 12.2(a)(v) shall be made if and only to the extent that such Member would have a Adjusted Capital Account Deficit in excess of such sum after all other allocations provided in this Article 12 have been tentatively made as if this Section 12.2(a)(v) and Section 12.2(a)(iv) were not in this Agreement.

(vi) Limitation on Allocation of Net Losses. The allocation of Net Losses to any Member pursuant to Section 12.1 hereof shall not exceed the maximum amount of Net Loss that can be so allocated () such Member without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. To the exter4 an allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, the limitation set forth in this Section 12.2(a)(vi) shall be applied on a Member by Member basis in accordance with their respective Percentage Interests so as to allocate the maximum permissible Net Loss to each Member without causing any Member to have an Adjusted Capital Account Deficit.

(vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulation Section l.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocation. The allocations set forth in Sections 12.2(a)(i), (ii), (iii), (iv). (v). (vi), and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 12.1, the Regulatory Allocations shall be taken into account if necessary in allocating other items of income. gain. loss and deduction among the Members. so that to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred .

12.3 Tax Allocations.

(a) In General. Except as otherwise provided in [his Section 12.3, for income tax purposes each item of income, gain, Joss and deduction (collectively, “Tax Items”) shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 12.1 and 12.2.

(b) Allocation. Reselecting Section 7Q4(c) Revaluations. Notwithstanding Section 12.3(a), Tax Items with respect to Company property that is contributed to the Company by a Member shall be shared among the Members for income tax purposes pursuant to Treasury Regulation promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value. With respect to Company property, if any, that is initially contributed [0 the Company upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Treasury Regulation § I.704-3(b)(i) and Treasury Regulation § I.704-I(c). In the event [he Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of tax items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulation under the same method.

12.4 Distributions. Interim distributions, liquidating distributions and redemption distributions shall be made as follows:

(a) Subject to Section 18-607 of the Delaware Act and to the extent there is sufficient Distributable Cash, the Board of Managers shall cause the Company [0 make interim distributions of not less than ninety-five percent (95%) of Net Distributable Profits for each Fiscal Year no later than March 15 following the end of such Fiscal Year. All interim distributions of Net Distributable Profits or other property shall be made in proportion to the Members’ Percentage Interests.

(b) Subject to Section 18-607 of the Delaware Act, the Board of Managers shall cause Distributable Cash to be distributed periodically, but not less frequently than once each Fiscal Year to each Member in an amount per annum equal to the federal income tax payable by such Member in such Fiscal Year by reason of such Member’s Membership Interest in the Company, assuming taxation of such Member’s income at the then-applicable maximum marginal federal. New York State and New York City income tax rates. Such distributions shall reduce the amount payable under Section 12.4(a).

(c) Upon liquidation of the Company, liquidating distributions shall be made in accordance with Section 15.2 below.

(d) A Member has no right to demand and receive any distribution in a form other than cash except as set out in this Agreement, or as otherwise agreed by both Members.

(e) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation (Q the Company or the Members may be treated as amounts distributed to the Members pursuant to this Section 12.4 for all purposes under this Agreement. The Board of Managers are authorized (Q withhold from distributions, or with respect (Q allocations, to the Members and pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal state or local law and may allocate such amounts (Q the Members with respect (Q which such amount was withheld.

12.5 Accounting Principles. The Company’s financial statements shall be prepared and its profit and loss statement shall be determined in accordance with U.S. generally accepted accounting principles applied on a consistent basis using the accrual method of accounting.

12.6 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution.

12.7 Records and Report. At the expense of the Company, the Board of Managers shall maintain records and accounts of the operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

(a) A current list of the full name and last known business or mailing address of each Member and Manager;

(b) A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c) Copies of the Company’s financial statements and federal, state and local income tax returns and reports, if any, for the three most recent years; and

(d) Copies of the Company’s currently effective written Agreement, as amended.

12.8 Returns and Other Elections. The Treasurer shall cause the preparation and timely filing of all tax returns required 10 be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns or pertinent information therefrom shall be furnished to the Members within a reasonable before the returns are filed. The Members agree that the Company and the Members will take all steps necessary to ensure that the company is treated as a partnership for U.S. federal and state income tax reporting purposes.

12.9 Tax Matters Partner.

(a) MFN is designated the “Tax Matters Partner” The Tax Matters Partner shall take such action as may be necessary to cause to the extent possible each other Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice on or before the fifth business day after becoming aware thereof within that lime, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b) The Tax Matters Partner shall take no action without the authorization of all Members, other than such action as may be required by law. Any cost or expense incurred by the Tax Matters Partner in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c) The Tax Matters Partner shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first Obtaining the consent of all Members. The Tax Matters Partner shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231 (a)(3) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

(d) No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If all Members consent to the requested adjustment, the Tax Matters Partner shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226, 6228, or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Partner is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate 10 the choosing of the forum in which such petition will be filed.

(e) If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b). such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE 13

RESTRICTIONS ON TRANSFERS

13.1 General. No Member shall: (i) sell. assign. pledge. hypothecate. transfer. exchange or otherwise transfer for consideration (collectively, “sale”). or (ii) gift. bequeath or otherwise transfer for no consideration (collectively “gift”), any of its Membership Interest. except as provided in Section 13 .2, Section 13.3. Section 13.4 and section 16.5 (“Sales” and “Gifts” are collectively referred to as “Transfers” ). Notwithstanding the foregoing. no Transfer. except under section 16.5. shall be permitted within 12 months following the date hereof and any transfer pursuant to this Section 13.1 shall only be effective to the extent set forth in Section 13.5 and 13.6.

13.2 Transfers to Associated Companies. Subject to the limitations set forth in Section 16.5. the Members agree that it will be permissible at any time for a Member to transfer its whole. but not part of. its Membership Interest to a transferee who is an Associated Company of a Member provided (i) that the transferor remains liable for its duties and obligations hereunder and (ii) the Membership Interest transferred will be retransferred to the transferor Member immediately upon the transferee ceasing to be such an Associated Company. Failure to make such re-transfer within fourteen days of the transferee ceasing to be such an Associated Company shall result in a Deemed Transfer Notice under Section 13.4(b). Each Member agrees to provide to the other Members such information as may reasonably be required to ascertain whether the transferee has ceased to be such an Associated Company.

The Members agree that it will be permissible for the Members to transfer all. but not part of. their Membership Interest to a third party transferee “in compliance with the following provisions:

(a) If one Member (the “Initiating Member”) receives an outside offer from any third party to purchase all of its Membership Interest it shall promptly give the other Member written notice accordingly (an “Outside Offer Notice”) setting out the following details of the proposed purchase. namely:

(i) the full name and address of the proposed purchaser;

(ii) the full terms and conditions of the proposed offer including the price payable for the Membership Interest. and any additional consideration which is or may become payable to any of the Initiating Member and its Associated Companies which is attributable directly or indirectly to the offer.

(b) The other Member shall be entitled at any time within twenty-one (21) days after receipt of an Outside Offer Notice to serve a notice on the Initiating Member (a “Take Along Notice”) requiring the Initiating Member to procure the purchase by the third party purchaser, or failing such purchase, purchase by the Initiating Member, of the whole, but not pan, of the Membership Interest held by the other Member on the terms and conditions as are specified in the Outside Offer Notice including payment of the additional consideration and, subject to the terms set out below, the Initiating Member shall thereupon be bound by such Take Along Notice and shall procure the purchase or purchase the Membership Interest on the terms and conditions specified in the Outside Offer Notice. A Take Along Notice shall have no effect if the acquisition by the third party of the Membership Interest from the Initiating Member is not completed.

The other Member shall be entitled to receive an amount in cash equivalent to the additional consideration, if any, payable to Associated Companies of the Initiating Member which is the subject of a Take Along Notice. For these purposes, where the additional consideration is not cash the other Member shall be entitled at the same time as serving a Take Along Notice (as the case may be) to serve notice on the Initiating Member requiring a valuation of the said additional consideration and the Company shall thereupon instruct its auditors to determine the fair value of such additional consideration.

(c) Subject to Section 16.5 and if, but only if, the other Member serves a Take Along Notice may the sale of the Membership Interest to the third party by the Initiating Member and the other Member be completed without compliance with Section 13.2 or 13.4. Any other Transfer may be completed only following compliance with Section 13.2, Section 13.4 or Section 16.5.

13.4 Preemptive Rights. Except for Transfers described in Sections 13.2, 13.3 and 16.5 no Transfer of any Membership Interest shall be made by a Member except in compliance with the following provisions:

(a) Before a Member Transfers any Membership Interest, the Member proposing to Transfer the same (“Transferor”) shall give a notice in writing (“Transfer Notice”) to the other Member that it desires to Transfer the same. The Transfer Notice shall specify:

(i) the percentage of the total Membership Interest in the Company which the Transferor wishes to transfer or dispose of (which shall be all (bur not part only) of the Membership Interest [hen held by [he Transferor); and

(ii) The price at which the Transferor is willing to sell its Membership Interest.

The Transfer Notice shall constitute the other Member the agent of the Transferor for the sale of such Membership Interest at the Prescribed Price (as hereinafter defined) during the Prescribed Period (as hereinafter defined) to the other Member and except as provided in paragraph (d) shall not be revocable except with the consent of the other Member.

(b) If:

(i) a Member at any time attempts to Transfer a Membership Interest or right attaching thereto otherwise than as permitted hereby ; or

(ii) a petition is filed or a proceeding is commenced (and such petition or proceeding is not discharged or dismissed within sixty (60) days of filing or commencement thereof) or an order is made or an effective resolution is passed for the winding-up. insolvency. administration. re-organization. reconstruction. dissolution or bankruptcy of a Member or for the appointment of a liquidator. receiver. administrative receiver. administrator. trustee or similar officer of a Member or of all or any part of its business or assets (provided that these provisions shall not apply to a bona fide re-organization or re-construction of a Member whilst solvent); or if a Member stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or if a creditor takes possession of all or any part of the business or assets of a Member or any execution or other legal process is enforced against the business or any substantial asset of a Member and is not discharged within fourteen (14) days; or if anything analogous or having a substantially similar effect on any of the events specified in this paragraph (b)(ii) occurs under the law of any applicable jurisdiction; or

(iii) a Member dies or has an order made against him by any court having jurisdiction (whether in the United States. the United Kingdom or elsewhere) in matters concerning mental disorder;

that Member (or his representative in the case of paragraphs (ii) and (iii) shall be deemed to be a Transferor (as defined above) and to have given immediately prior to such attempt or event (as the case may be), a transfer notice (“Deemed Transfer Notice”) in respect of such Membership Interest.

(c) In the case of a Deemed Transfer Notice the Board of Managers shall serve notice on all the Members and the Guarantor (including the Transferor), notifying them that the same has been deemed to have been given, within twenty-eight (28) days after (i) the date of the event giving rise to the Deemed Transfer Notice or (ii) (if later) the date on which the Board of Managers (as a whole) actually become aware of such event and shall specify in such notice the percentage of Membership Interest in the Company which the Transferor is deemed to wish to Transfer. That notice shall then constitute a Transfer Notice and the provisions of this Schedule shall apply mutatis mutandis thereto save that:

(i) it shall not be revocable; and

(ii) the Transferor shall not be entitled to specify a price at which it is willing to sell such shares.

(d) If the price stated in the Transfer Notice is accepted by the other Member, such price shall be the Prescribed Price. If such price shall not be so accepted, or because the Notice relates to a Deemed Transfer Notice no such price was stated, the Members shall seek to agree in good faith on a price for the Membership Interest being transferred. If within twenty-eight (28) days after the date on which the Transfer Notice was given the Transferor and the other Member shall have agreed a price for the sale of such Membership Interest, then such price shall be the Prescribed Price. In default of such agreement within such period, the other Member shall forthwith request the “Expert” (as defined below) to determine and certify in writing the sum considered by it to be the fair market value of the Membership Interest as at the date of the Transfer Notice and the sum so determined and so certified shall be the Prescribed Price. The Expert shall act as an expert and not as an arbitrator and, in the absence of manifest error, its written determination shall be final and binding on the Members. The costs and expenses of the Expert shall be borne by the Transferor provided that if the Transferor is required to pay all or part of such costs but is in liquidation, receivership or is the subject of an administration order, an amount equal to the Transferor’s share of such costs may be deducted from any purchase monies otherwise to be paid to the Transferor.

The parties shall use their respective reasonable endeavors to ensure that the Expert makes its determination within sixty (60) days of referral of the matter to it. The Transferor shall be entitled by written notice to the other Member to withdraw the Transfer Notice within two (2) weeks of the date on which it is notified of the Expert’s determination of the Prescribed Price.

The “Expert” shall be a director or officer (of not less than five (5) year’s standing) of an independent investment bank and shall be nominated by agreement between all the Members or failing such nomination nominated at the request of any Member by the President from time to time (or his nominee) of the Institute of Chartered Accountants of England and Wales.

For the purposes hereof the fair market value of the Membership Interests to be Transferred shall be the Open Market Value of the Membership Interests at the date of the Transfer Notice. For purposes hereof: the “Open Market Value” of such Membership Interest shall be based on the following assumptions and bases:

(I) valuing the Membership Interest to be Transferred as on an arm’s length sale between a willing seller and a willing purchaser in respect of all the Membership Interests in the Company (applying such discount as the Expert may think of to recognize that the sale will be without the warranties and indemnities usual in an arm’s length sale) but not taking any account of any expenses that might be incurred in connection with the sale and purchase of the Membership Interest being Transferred;

(2) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

(3) that the value of the Membership Interest being Transferred will be the value of all the Membership Interests at the relevant time without regard to the restrictions on transfers contained hereby multiplied by a fraction the numerator of which is the Adjusted Capital Contribution of the Transferor and the denominator of which is the Adjusted Capital Contributions of all Members;

(4) that the Ancillary Agreements will continue in force after the Transfer subject to their terms, including their termination provisions.

(e) If the Prescribed Price is accepted or agreed as aforesaid. the Prescribed Period shall commence on the date of the Transfer Notice or the date of such agreement, if later, and shall expire two (2) months thereafter. If the Prescribed Price is not so accepted or agreed then the Prescribed Period shall commence on the date on which the Expert shall have notified the other Member of their determination of the Prescribed Price and shall expire two (2) months thereafter.

(t) Promptly following acceptance or agreement of the Prescribed Price or two (2) weeks after the Transferor has been notified of the determination of the Prescribed Price by the Expert and Transferor has not withdrawn its Transfer Notice pursuant to paragraph (d) the Membership Interest being sold shall be offered to the other Member for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period and upon such acceptance the Transferor shall be bound to Transfer its Membership Interest at the Prescribed Price.

(g) If the other Member does not wish to purchase the Membership Interest within the Prescribed Period than it shall forthwith give notice in writing of the fact to the Transferor. If the other Member does not accept the offer within the Prescribed Period the Transferor shall be entitled at any time within six (6) months of the earlier of the date of the other Member’s said notice and the date of expiry of the Transfer Period to Transfer all of its Membership Interest at any price, being not less than the Prescribed Price and the Board of Managers shall be bound to register the same.

(h) A Transferor, having become bound to Transfer his Membership Interest pursuant to this Section 13.4 shall deliver to the transferee duly executed assignments in respect of such Membership Interest in favor of the transferee together with any certificate(s) representing such Membership Interest against payment by the transferee of the price due in respect thereof. If the Transferor makes default in transferring the same, any Member of the Board of Managers is hereby irrevocably and unconditionally appointed as the attorney of the Transferor to complete and to execute the necessary assignments of such Membership Interest together with an indemnity for any lost certificates, and may deliver them on his behalf and the Company shall receive [he purchase money in trust for the Transferor and shall thereupon (subject 10 such instrument being duly stamped) cause the transferee to be registered as the holder of such Membership Interest and may issue Membership Certificates reflecting the Transfer. The Company shall not be bound to earn or pay interest on any money so held and shall not pay such money to the Transferor until he shall have delivered the necessary instrument of transfer and/or certificates

(and an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge 10 the transferee who shall not be bound to see to the application thereof. and after the name of the transferee has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

(i) For the purpose of ensuring that a particular transfer of a Membership Interest is permitted hereunder. the Members of the Board of Managers appointed by the other Member may require [he Transferor or the person named as transferee in any transfer lodged for registration to furnish the Company with such information and evidence as they may, acting reasonably, think necessary or relevant. Failing such information or evidence being furnished to the satisfaction of such Board of Managers within a period of twenty-eight (28) days after such request, the Board of Managers shall be entitled to refuse to register the transfer in question.

G) An obligation to transfer a Membership Interest hereunder shall be deemed to be an obligation to transfer as beneficial owner the entire legal and beneficial interest in such Membership Interest free from any lien charge or Other encumbrance and together with all rights attaching thereto.

(k) Upon the transfer of any Membership Interest pursuant to the provisions hereof, the Transferor shall be entitled to all distributions, accrued in relation to such Membership Interest up to the date of transfer and any amount paid to either the Transferor or transferee in excess of such pro-rated entitlement shall be held by it on trust for the other.

13.5 Further Requirements on Transfer. If a sale or gift is permitted under Sections 13.2, 13.3 or 13.4, no Member shall Transfer any of his Membership Interest:

(i) without registration under applicable federal and state securities laws, or unless he delivers an opinion of counsel satisfactory 10 the Members that registration under such laws is not required; (ii) if the Membership Interest subject to the Transfer, when added to the total of all other Membership Interests subject to sales or gifts in the preceding twelve (12) consecutive months prior thereto, would result in materially adverse tax consequences to the Company and to the non transferring Member under Section 708 of the Code; (iii) without any proposed transferee or donee agreeing to be bound by this Agreement; (iv) without the proposed transferee or donee making all representations and delivering all such certificates, evidences or assurances reasonably requested by the other Members; and (v) without the proposed transferee or donee paying arty reasonable expenses in collection with its admission as a Member.

13.6 Effectiveness of Transfer. Any Transfer of any of a Member’s Members Interest in the Company will take effect on the first day following receipt by the Members of written notice that all applicable requirements of this Article have been met.

ARTICLE 14

ADDITIONAL MEMBERS

14.1 Admission of New Members. From the date of the formation of the Company, any Person acceptable to the Members by their unanimous vote thereof may become a Member in the Company by the issuance by the Company of a Membership Interest for such consideration as the Members by their unanimous votes shall determine, or by being a permitted transferee of an existing Membership Interest in accordance with Article 13, subject 10 the terms and conditions of this Agreement.

14.2 Allocations 10 New Members. No new Members shall be entitled to any retroactive allocation of any item of income, gain, loss, deduction or credit of the Company. The Board of Managers may, at its option, at the time a Member is admined, close the Company books (as though the Company’s tax year has ended) or make pro rata allocations of items of income, gain, loss, deduction or credit 10 a new Member for that portion of the Company’s tax year in which a new Member was admitted in accordance with the provisions of Code Section 706(d) and the Treasury Regulations promulgated thereunder.

ARTICLE 15

DISSOLUTION AND TERMINATION

15.1 Dissolution.

(a) The Company shall be dissolved upon the occurrence of any of the following events:

(i) When the period fixed for the duration of the Company shall expire pursuant to Section 2.5 hereof;

(ii) by the unanimous written agreement of all Members;

(iii) in the event of a Deadlock as described in Section 9;

(iv) in the event of a failure by a Delinquent Member to grant permission to a Non-Delinquent Member to make a Capital Contribution in place of the Delinquent Member pursuant to Section 11.3(a) (iii);

(v) in the event that a Reply to Acquisition Notice is served pursuant to Section 16.5(c) specifying that the Non-Acquired Member wishes to dissolve the Company.

(b) Notwithstanding any provision of the Delaware Act to the contrary, the Company shall continue and not dissolve as a result of the death, retirement, resignation, bankruptcy, court declaration of incompetence, with respect to, or dissolution of a Member or upon the occurrence of any other event that terminates the continued membership of a Member in the Company.

(c) Dissolution of the Company shall be effective on the day on which an event described in Section 15.1(a) occurs, but the Company shall not terminate until the certificate of cancellation shall be filed with the Secretary of State of the State of Delaware and the assets of the Company are distributed as provided in Section 15.2 below. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Agreement.

15.2 Consequences of Dissolution. Upon the occurrence of any of the events of dissolution set out in Section 15.1 if both Members so agree within five (5) days of a request in writing by either Member to the other the provisions of Section 15.3 shall apply and in all other cases the provisions of Sections 15.4 and 15.5 shall apply.

15.3 Winding Up, Liquidation and Distribution of Assets. If both Members have agreed in accordance with Section 15.2 then the following provisions shall apply:

(a) The Members may wind up the Company’s affairs. but the Court of Chancery, upon cause shown. may wind up the Company’s affairs upon application of any Member or his legal representative. and in connection therewith. may appoint a liquidating trustee.

(b) Upon dissolution, an accounting shall be made of the Company’s assets. liabilities and operations. from the date of the last previous accounts until the date of dissolution. The Board of Managers shall immediately proceed to wind up the affairs of the Company.

(c) If the Company is dissolved and its affairs are to be wound up. the Board of Managers shall:

(i) Sell or otherwise liquidate all of the Company’s assets as promptly as practicable;

(ii) Allocate any Net Profit or Net Loss resulting from such sales to the Member’s Capital Accounts in accordance with Article 12 hereof;

(iii) Discharge all liabilities of the Company, including liabilities to Members who are creditors of the Company to the extent permitted by law, excluding liabilities for distributions to Members under Sections 12.4(a) and 12.4(b); and

(iv) Distribute the remaining assets to Members in accordance with the positive balance (if any) of each Member’s Capital Account (as determined after taking into account all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs). Any such distributions to the Members in respect of their Capital Accounts shall be made within the time specified in Section 1.704-l(b)(2)(ii)(b)(2) of the Treasury Regulations.

(d) Notwithstanding anything to the contrary in this Agreement. if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution. and the deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

(e) The Board of Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

15.4 Contractual Dissolution. If in accordance with Section 15.2 either Member has not agreed to apply Section 15.3, then provided that the Company is solvent. and to the extent permitted by law the following arrangements will be put in place for the winding up of the Company and its affairs:

(a) Undersea Capacity and Backhaul

Undersea cable capacity Backhaul and equipment with associated rights to maintenance will be distributed to the Members as set out in Section 15.5(c)(v). All relevant contracts between the Company. its Subsidiaries, the Members, Associated Companies of the Members and any third parties shall be assigned or novated accordingly.

(b) Branded Customer Services

The Company shall continue to provide the Branded Services to the Members and their Associated Companies in accordance with the US Network Management. US Equipment and Branded Services Agreement between the Company and the Guarantor and the Backhaul. Network Design. US Network Management, Secondment. US Tail Circuits. Business Services and Branded Services Agreement between the Company and MFN until such time as end to end capacity is distributed by the Company to the Members in accordance with Section IS.5(c).

(c) Network Management

The Guarantor. if it was providing such network management immediately prior to the occurrence of the dissolution event listed in Section IS.I(a) MFN. shall continue to provide interim network management services to the Company and its UK subsidiaries in accordance with the Backhaul, Network Design. UK Network Management. Secondment. UK Tail Circuits and Business Services Agreement between the Company’s UK Subsidiary and the Guarantor. the US Network Management. US Equipment and Branded Services Agreement between the Guarantor and the Company and the Backhaul, U.S. Network Management. Secondment. US Tail Circuits. Business Services and Branded Services Agreement between the Company and MFN until such time as end to end capacity is distributed by the Company to the Members in accordance with Section IS.S(c) and thereafter the Members shall cooperate to put in place alternative network management services in respect of their networks. Such interim network management services shall, pursuant to the termination provisions contained in the relevant agreement. be terminable on nine (9) months notice.

(d) Local Tail Circuits

The Framework Tail Circuit Agreement between MFN and the Guarantor shall be terminated so far as it relates to any ongoing obligation to provide or procure tail circuits. All contracts for tail circuits shall continue in accordance with their terms.

(e) Other Services

All other services provided to or by the Company or its Subsidiaries to or by the members shall be terminated as soon as is possible without disrupting the provision of service by either of the Members to the customers. Pursuant to the terms of the relevant agreements, the provision of these services shall be terminable on six (6) months notice.

(I) Dissolution of the Subsidiary

Upon MFN (or its Associated Company) obtaining such UK Telecommunications Licenses as may be required to run the UK network. comprising the UK Backhaul. switches and local tails. the UK Subsidiary shall sell to the Company the Backhaul capacity provided by the Guarantor to such UK Subsidiary pursuant 10 the Backhaul. Maintenance. UK Network Management, Secondment. UK Tail Circuits and Business Services Agreement between the UK Subsidiary and the Guarantor together with the benefit of such agreement so far as it relates to Backhaul at the market value of such assets (such market value to be agreed between the Members and in the absence of agreement determined at the request of either Member by the auditors for time to time of. such Subsidiary, who will act as an expert and not as arbitrator and whose determination in the absence of manifest error shall be final) . If at such time the Company has been dissolved. the UK Subsidiary shall sell to each Member the Backhaul capacity to which such Member (or an Associated Company designated by it) would be entitled under Section 15 .5(c)(v). The consideration for such sale shall be left outstanding as an interest-free debt payable on demand.

15.5 Winding Up. Liquidation and Distribution of Assets following Contractual Dissolution.

After completion of the matters described in Section 15.4, the Member shall wind up the Company’s affairs, but the Court of Chancery. upon cause shown, may wind up the Company’s affairs upon application of any Member or his legal representative, and in connection therewith, may appoint a liquidating trustee.

Subject to 15.4, upon dissolution, an accounting shall be made of the Company’s assets, liabilities and operations. from the date of the last previous accounting until the date of dissolution. The Board of Managers shall immediately proceed to wind up the affairs of the Company.

If the Company is dissolved and its affairs are to be wound up, the Board of Managers shall:

(i) Except as provided for in Section 15. 3(C)(v), sell or otherwise liquidate all of the Company’s assets as promptly as practicable.

(ii) Allocate any Net Profit or Net Loss resulting from such sales to the Member’s Capital Accounts in accordance with Section 12 of this Agreement;

(iii) Any assets to be distributed in kind pursuant to Section IS.3(c)(v) shall be given a fair market value. The fair market value of such property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealised income, gain, loss and deduction inherent in such property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of such property for the fair market value of such property on the date of distribution. For the purposes of this sub-section the fair market value of such property shall be a value agreed by the Members and in the absence of agreement by the Members, the fair market value of such assets as determined at the request of either Member by the auditors from time to time of the Company applying the provisions of this Section 15.5(c)(iii). The fair market value of undersea cable capacity and Backhaul shall not be less than the historic costs of such capacity at the time purchased. The auditors will act as experts and not as arbitrators and their determination will, in the absence of manifest error be final.

(iv) Discharge all liabilities of the Company, including liabilities to Members who are creditors of the Company to the extent permitted by law, but excluding liabilities for distributions to Members under Sections 12.5(a) and 12.5(b); and

(v) Distribute the remaining assets to Members in accordance with the positive balance (if any) of each Member’s Capital Account (as determined after taking into account all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs). Any such distributions to the Members in respect of their Capital Accounts shall be made within the time specified in Section 1.704-I(b)(2)(ii)(b)(2) of the Treasury Regulations. As part of such distributions. the following assets, shall be distributed in kind to the Members all undersea cable capacity and UK Backhaul capacity. In each case together with transmission equipment and all fights under contracts pursuant to which such capacity or equipment has been obtained (including rights to maintenance). This capacity will be allocated to the Members as whole circuit end to end capacity point of presence in London to point of presence in New York on the following basis:

capacity which is used by a Member to provide service to that Member’s customers, to the Member using it all other capacity, 50 % to each Member

where shared equipment is required for each end to end service such equipment shall be allocated 50% by value to each Member.

any shared equipment shall be held in the joint names of the Members, and each Member shall pay 50% of any ongoing costs properly incurred in respect of such shared equipment including maintenance or insurance.

from the date when any shared equipment is refreshed, each Member shall thereafter procure its own separate equipment.

•	the whole of the issued share of capital of the UK Subsidiary 50% to each Member;

•

IPR owned by the Company on the basis that the Company shall assign any IPR owned by the Company in the US to MFN (or such Associated Company as it may designate) and any IPR owned by the Company in the UK to RACAL (or such Associated Company as it may designate) provided that each party will gram to the Other a nonexclusive, non-assignable licence to exploit such know-how and specifications for its own use and benefit but no party shall have the right to use trade marks, logos or business names which identify the Company

•

all customer contracts of the Company (other than contracts with either Member or their Associated Companies) on the basis that so far as practicable contracts will be divided so that so far as practicable each Member receives contracts which have aggregate revenue over the life of the contract equal to 50% of the total revenue calculated over the life of all such contracts and so far as practicable contracts for customers situated in the USA shall be distributed to MFN and contracts for customers situated in Europe shall be distributed to RACAL.

•	all local tail circuits shall be distributed to the Member to whom the corresponding customer contract has been distributed.

If the value of assets being distributed to a Member pursuant to this section 15.3(c)(v) exceeds the balance in such Member’s Capital Account. then such Member shall pay such excess in cash to the Company for distribution to the other Member.

(d) Notwithstanding anything to the contrary in this Agreement, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

(e) The Board of Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

15.6 Certificate of Cancellation. When all debts. liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed. a certificate of cancellation shall be executed by one or more authorized persons. which certificate shall set forth the information required by the Delaware Act. A certificate of cancellation shall be filed with the Delaware Secretary of State to accomplish the cancellation of the Certificate of the Company upon the distribution and completion of the winding up of the Company.

15.7 Effect of Filing of Certificate of Cancellation. Upon the filing of the certificate of cancellation with the Delaware Secretary of State. the existence of the Company shall cease, except for the purpose of suits other proceedings and appropriate action as provided in the Delaware Act The Board of Managers shall have authority to distribute any Company property discovered after dissolution. convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

15.8 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Agreement. upon dissolution. each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members. such Member or Members shall have no recourse against any other Member. except as otherwise provided by law.

15.9 Survival of Certain Provisions. For the avoidance of doubt. the provisions set out in Sections 15.4 and 15.5 relating to the contractual dissolution of the Company shall continue to bind the Parties. notwithstanding the dissolution of the Company.

ARTICLE 16

NONCOMPETITION

16.1 Duty not to Compete with Company. Each of the Members and the Guarantor undertakes to and with the Company and each other that for as long as it or its Associated Companies owns any Membership Interests (“the Period”) the Members. the Guarantor or any Associated Company holding a Membership Interest will (always provided that. subject to the provisions of Section 16.5. following a Change of Control any Person not bound by this Section 16.1 before a Change of Control shall not be bound by this Section 16.1 after such Change of Control) will:

(a) not itself and it shall procure that its Associated Companies shall not through a partnership or joint venture established with any other Person or otherwise in conjunction with or on behalf of any Person. carry on any business similar to or competing with the Core Business of the Company or any Subsidiary (other than as a holder of not more than 5 per cent of the issued shares of any Person listed. or dealt in on any recognized stock exchange);

(b) from the date in which the Company commences to provide any service within the scope of the Core Business each Member and the Guarantor shall. and shall use best endeavours to procure that their Associated Companies shall procure such services only from the Company on the terms of the US Network Management. US Equipment and Branded Services Agreement between the Guarantor and the Company and the Backhaul. US Network Management. Secondment US Tail Circuits. Business Services and Branded Services Agreement between MFN and the Company as such agreement may be amended from time to time and not to procure any such services from any other person always provided that this provision shall not apply to: (i) any requirements for Core Business services arising out of defence contract work. (ii) any contractual commitments entered into before the date of this Agreement:

or (iii) if the Company does not have sufficient capacity to provide such Core Business services:

(c) not itself. and it shall procure that its Associated Companies shall not. through a partnership or joint venture established with any other Person or otherwise in conjunction with or on behalf of any Person solicit or entice away or attempt to solicit or entice away from the Company or any Subsidiary any carrier who is or has at any time within one year of such solicitation or enticement been a customer of the Company or any Subsidiary:

(d) not itself. and it shall procure that its Associated Companies shall not, through a partnership or joint venture established with any Person or otherwise in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Company or any Subsidiary, any person who is on the date of such employment or solicitation an officer, manager, consultant or employee of the Company or any Subsidiary whether or not such person would commit a breach of contract by reason of leaving such employment;

(e) not itself, and it shall procure that its Associated Companies shall not, make any public or private statements to potential or existing customers which would bring the Company into material disrepute.

16.2 Extension of Core Business of Company. In the event that either Member, the Guarantor or the Company proposes any extension of the Core Business (whether involving the extension of the Core Business by additional points of presence in the US and UK, or the provision with the Core Business of additional services, an extension of the Core Business by establishing points of presence in other countries in the European Economic Area), (the “Opportunity”) the following provisions shall apply:

(a) the Board of Managers shall be requested to investigate the viability of the Opportunity and conduct preliminary discussions with prospective partners in any such venture and to present to the Members with 30 days of such request a report setting out its recommendations in respect of the Opportunity and, if such Opportunity is recommended prepare a draft business plan.

(b) the Members shall negotiate in good faith to agree to arrangements under which all such Opportunities:

(i) may be pursued by the Company or any new Subsidiary for this purpose: or

(ii) may be pursued by the Members jointly through alternative vehicles without further involvement by the Company.

(c) In the event that agreement IS reached between the Members on the basis on which the Members wish to pursue the Opportunities. the restrictions set out in Section 16.1 shall apply to such activities as if such activities were pan of the Business.

(d) In the event that no agreement can be reached by the Member on the basis on which they wish to pursue the Opportunity within 15 days of delivery of the report under Section 16.2(a) (or in any event 45 days after a request is made by a Member pursuant to Section 16.21 (a) the person proposing such extension of the Core Business shall be free to pursue the Opportunity on its own account and no restrictions set out in this Agreement shall apply to such activities.

(e) In the event that the Members agree to pursue the Opportunity outside the Company, the Members shall procure that to the extent the business pursuing the Opportunity has a need to purchase Core Business services it shall invite the Company to tender for the provision of such services. If any third party shall tender for the provision of such services on terms which are more competitive than those offered by the Company, the Company shall be offered the opportunity to meet such terms and the Member shall procure such services from persons other than the Company only to the extent that the Company is unable to or unwilling to match such terms.

50

16.3 Separate Obligation. Each and every obligation in this Article 16 shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Article 16 and any such deletion shall not affect the enforceability of all such parts of this Article 16 as remain not so deleted.

16.4 Regulated Switched Service. The restrictions set out herein shall not restrict either Member or Guarantor from providing regulated switched services to the extent that the provision of such regulated switched services is required pursuant to law or relevant telecommunications licenses in the U.K., U.S. or elsewhere.

16.5 Competition with Core Business following Change of Control.

(a) Each Member shall use its reasonable endeavours to give the other Member notice of any prospective Change of Control of that Member as early as possible.

(b) If there is a Change of Control of either Member (“Acquired Member”) then if any Person or Associated Company of such Person, not being a Member or Associated Company before such Change of Control (“ Acquired”):

(i) competes with the Core Business of the Company; or

(ii) at the time of the Change of Control owns or leases transatlantic undersea fibre optic telecommunications cable capacity or other infrastructure in each case of nature that it could potentially be used in such a way that it provides material competition with the Core Business of the Company, then the Acquired Member shall give the other Member (“Non-Acquired Member”) written notice (“ Acquisition Notice”) of such Change of Control as 9Jon as reasonably practicable following the earlier of (i) executing a written agreement which would result in a Change of Control; or (ii) the date such Charge of Control becomes effective In the event that an Acquisition Notice is not served, it shall be deemed to be served on the earliest date the Non-Acquired Member has actual notice of the Change of Control. Both Members shall discuss in good faith the Acquirer’s future intentions for the Company and the Core Business. The Acquired Member shall use best endeavours to facilitate the same good faith discussions between the Non-Acquired Member and the Acquirer. The Non-Acquired Member shall give reasonable consideration to any good faith proposal made to it, but such obligation shall not affect the right of the Non-Acquired Party to give any Reply to Acquisition Notice under Section 16.5(c) which it, in its sole discretion, shall determine.

(c) Within sixty (60) days of receipt of an Acquisition Notice the Non-Acquired Member shall give the Acquired Member a written notice (“Reply to Acquisition Notice’). The Reply to Acquisition Notice shall specify whether the Non-Acquired Member wishes:

(i) to continue as a Member of the Company on the same terms;

(ii) to dissolve the Company pursuant to Section 15; or

(iii) to purchase the Membership Interest of the Acquired Member pursuant to Section 16.5(e).

(d) If a Reply to an Acquisition Notice is not served within 60 days of an Acquisition Notice then the Reply to Acquisition Notice shall be deemed to specify that the Non-Acquired Member wishes to continue as a member of the Company on the same terms as had previously applied.

(e) In the event that the Reply to Acquisition Notice specifies that the Non-Acquired Member wishes to purchase the Membership Interest of the Acquired Member then the Acquired Member shall sell and the Non-Acquired Member shall buy the Membership Interest of the Acquired Member at the Open Market Value determined in accordance with Section 13.4(d) as if a Deemed Transfer Notice had been given (save that in addition to the assumptions set out in Section 13.4(d) it shall be assumed that the Company shall at the least meet the revenue, expenditure and other figures set out in its then current Business Plan), such purchase to be completed within 10 days after the Acquired Member and the Non-Acquired Member have been notified the Prescribed Price by the Expert The Acquired Member shall forward to the Non-Acquired Member duly executed assignments in respect of such Membership Interest in favour of the Non-Acquired Member together with any certificate(s) representing such Membership Interest and the resignations of any members of the Board of Managers nominated by it against payment by the transferee of the price due in respect thereof. If the Acquired Member makes default in transferring the same. any Manager is hereby irrevocably and unconditionally appointed as the attorney in fact of the Acquired Member to complete and to execute the necessary assignments of such Membership Interest together with an indemnity for any lost certificates. and may deliver the foregoing documents on his behalf and the Company shall receive the purchase money in trust for the Non-Acquired Member and shall thereupon (subject to such instrument being duly stamped) cause the Non-Acquired Member to be registered as the holder of such Membership Interest and may issue Membership Certificates reflecting the transfer of such Membership Interest. The Company shall not be bound to earn or pay interest on any money so held and shall not pay such money to the Acquired Member until he shall have delivered the necessary instrument of transfer and or certificates (and an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge to the transferee who shall not be bound to see to the application thereof. and after the name of the Non-Acquired Member has been entered in the register of members in purported exercise of the aforesaid power. the validity of the proceedings shall not be questioned by any person.

For the purpose of ensuring that a particular transfer of a Membership Interest is permitted hereunder. any Manager may require the Acquired Member to furnish the Company with such information and evidence as they may. acting reasonably. think necessary or relevant. Failing such information or evidence being furnished to the satisfaction of such Board of Managers within a period of 28 days after such request. the Board of Managers shall be entitled to refuse to register the transfer in question.

An obligation to transfer a Membership Interest hereunder shall be deemed to be an obligation to transfer as beneficial owner the entire legal and beneficial interest in such Membership Interest free from any lien. charge or other encumbrance and together with all rights attaching thereto.

Upon the transfer of any Membership Interest pursuant to the provisions hereof. the Acquired Member shall be entitled to all distributions accrued in relation to such Membership Interest up to the date of transfer and any amount paid to either Member in excess of such pro-rated entitlement shall be held by it on trust for the other.

(I) Either Member may in advance of a Change of Control give written notice that a Change of Control is anticipated. Upon the service of such notice. the provisions of Section 16.5(b). (c) and (d) shall apply as if a Change of Control had occurred or the date of such notice. If the Non-Acquired Member serves a Reply to Acquisition Notice stating that it wishes to dissolve the Company pursuant to Section 15 or purchase a Membership Interest under Sections 16.S(e), dissolution under Section 15 or a purchase under Section 165(e) shall be triggered only If the Change of Control has at that time happened or subsequently happens. If a notice is given under this Section 16.5(f). the Member giving the notice shall be relieved of its obligation to give a notice under Section I 6.S(b) in respect of the same Change of Control.

ARTICLE 17

CONFIDENTIALITY

17.1 Duty to Preserve Confidential Information. Subject to Section 172. each Member undertakes to the other and to the Company that it will not and will procure that its respective officers. employees. agents. subsidiaries and other persons which it controls and the respective officers. employees and agents of each such person. will not (during the period hereof. and after its termination (for whatever reason):

(a) use or divulge to any person or publish or disclose or permit to be published or disclosed. any confidential information relating to the Company or its Subsidiaries which it has received or obtained. or may receive or obtain. (whether or not. in the case of documents they are marked as confidential) except in the proper course of the provision of services on behalf of the Company or the relevant Subsidiary; and or

(b) other than as required by the Company. retain. duplicate or remove from the premises of the Company information relating to the Company or its Subsidiaries in whatever form (whether written. or recorded in some other form or oral) which is supplied by the Company or its Subsidiaries to it or which comes to its notice during the period of this Agreement.

17.2 Exceptions. The obligations of Section 17.1 shall not apply to any information:

(a) which the recipient can reasonably demonstrate is in the public domain through no fault of its own;

(b) which is reasonably required to enforce this Agreement. or required to be disclosed by law. pursuant to a court order or by any recognized stock exchange or governmental or other regulatory body when the party concerned shall. if practicable. supply an advance copy of the required disclosure to the other parties and incorporate any additions or amendments reasonably requested by them;

(c) which is disclosed by any Member to a potential purchaser of all or any of its Membership Shares which is not a competitor of the Company and which has entered into obligations of confidentiality similar to those contained in this Article 17.

17.3 Definition of Confidential Information. For the purposes of this Section “confidential information” includes. Without limitation. the following:

(a) information concerning the affairs or property of the Company or its Subsidiaries or any business properly or transaction in which the Company or its Subsidiaries may be or may have been concerned or invested.

(b) the names and addresses of any client of the Company or its Subsidiaries:

(c) information on the terms of this Agreement; or

(d) information relating to the business methods of the Company or its Subsidiaries.

ARTICLE 18

MISCELLANEOUS PROVISIONS

18.1 Notices. Any notice. demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been given when actually received. Any such notice. demand or communication may be given by mail. express package service. telex or telefax (in the latter three cases confined by first class prepaid post) provided that if any notice is given by mail to any party whose address is situated outside the USA. such notice shall simultaneously be sent by facsimile. Any such notice shall be addressed to each any at the addresses shown in Article 4 or to such other address as a party may from time to time designate by notice to the other parties. Any notice give to Racal shall also be given by facsimile and post to the Guarantor.

18.2 Law and Jurisdiction. This Agreement and its interpretation shall be subject to and is governed exclusively by its terms and by the laws of the State of New York. except in relation to formation and dissolution matters and such operational issues as are not provided for specifically in this Agreement where. by the operation of Delaware law. the Delaware Limited Liability Company Act and the Certificate takes precedence. In the event of a direct conflict between the provisions of this Agreement and the provisions of the Delaware Act or the Certificate. such provisions of the Delaware Act or the Certificate. as the case may be. will be controlling. The parties hereto (a) agree that any suit. action or proceeding arising out of or relating to this Agreement may only be instituted in the High Court of Justice in London. England; (b) waive any objection which they may have now or hereafter to the High Court of Justice. England as the venue of any such suit. action or proceeding. and (c) irrevocably submit to the exclusive jurisdiction of the High Court of Justice in London. England in any such action or proceeding.

18.3 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that It may have to maintain any action for partition with respect to the property of the Company.

18.4 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation. from having the effect of an original violation.

18.5 Waiver of Consequential and Punitive Damages. No party hereto shall be liable [0 any other party hereto for incidental, indirect, consequential or punitive damages for breach or default under this Agreement or the Ancillary Agreements.

18.6 Equitable Remedies Permitted. Each of the parties acknowledges and agrees that if any of them shall breach the warranties, representations. indemnities, covenants, agreements and obligations on their parts required by this Agreement or any other agreement executed in connection herewith, damages may not be an adequate remedy for such breach, and that the terms hereof may be enforced by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction shall deem fit.

18.7 Waiver of Jury Trial. Each of the parties hereof waives any right [0 jury trial in any action under or pertaining to this Agreement or the Ancillary Agreements.

18.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of anyone right or remedy by any party shall not preclude or waive the right to use any or all other remedy. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

18.9 Amendments. This Agreement may only be amended at any time in writing by both Members.

18.10 Execution of Additional Instruments. Each Member hereby agrees [0 execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary [0 comply with any laws, rules or regulations.

18.11 Construction. Whenever the singular number is used in this Agreement and when required by the context. the same shall include the plural and vice versa. and the masculine gender shall include the feminine and neuter genders and vice versa.

18.12 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended [0 describe, interpret. define, or limit the scope. extent or intent of this Agreement or any provision hereof.

18.13 Severability. If any provision of this Agreement or the application hereof to any person or circumstance shall be Invalid. illegal or unenforceable to any of. the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

18.14 Heirs Successors and Assigns. Each and all of the covenants. terms. provisions and agreements herein contained shall be binding upon and inure IQ the benefit of the parties hereto and to the extent permitted by this Agreement. their respective heirs. legal representatives. successors and assigns.

18.15 Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party.

18.16 Counterparts. This Agreement may be executed in counterparts. each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.17 Investment Representations. The undersigned Members. if any. Understand (1) that the Membership Interests issued pursuant to this Agreement have not been registered under the Securities Act of 1933 or any state securities laws (the “Securities Acts”) because the Company is issuing these Membership Interests in reliance upon !he exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests are [0 be held by each Member for investment, and (3) !hat exemption from registrations under the Securities Acts would not be available if !he Membership Interests were acquired by a Member with a view to distribution.

Accordingly, each Member hereby confirms to the Company that such Member is acquiring a Membership Interest for such own Member’s account, for investment and not with a view to !he resale or distribution thereof without complying with an exemption for registration under the Securities Acts. Each Member agrees not to transfer, sell or offer for sale all or any portion of the Membership Interest unless there is an effective registration or other qualification relating thereto under the Securities Acts or unless the holder of the Membership Interest delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Securities Acts is not required in connection with such transfer, offer or sale. Each Member understands that the Company is under no obligation to register the Membership Interest or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date wish [0 dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an “affiliate” of the Company and the Membership Interest has been beneficially owned and fully paid for by such Member for at least three years.

Prior to acquiring a Membership Interest each Member has made an informed decision of the Company and its business and the Company has made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire a Membership Interest. Each Member considers himself to be a person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member’s investment in a Membership Interest.

18.18 Public Announcement. Neither Members shall make any public statement or issue any press release without the prior written consent of the other Member such consent not not be unreasonably withheld or delayed.

ARTICLE 19

GUARANTEE AND INDEMNITY

19.1 General. In consideration of MFN entering into this Agreement. Guarantor hereby unconditionally and irrevocably guarantees to MFN the due and punctual performance and observance by Racal of all its obligations. commitments. undertakings. warranties, indemnities and covenants hereunder. The liability of the Guarantor as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether hereunder or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

19.2 Default by Racal. If and whenever Racal defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it hereunder, the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed hereunder. The Guarantor hereby waives any rights which it may have to require MFN to proceed first against or claim payment from Racal to the intent that as between MFN and the Guarantor the latter shall be liable as principal debtor as if it had entered into all undertakings, agreement and other obligations jointly and severally with Racal.

19.3 Continuing Security. This Guarantee is to be a continuing security to MFN for all obligations, commitments. warranties, undertakings and covenants on the part of Racal hereunder notwithstanding any settlement of account or other matter or thing whatsoever (including without limitation, the Guarantor ceasing to have an interest in Racal).

This Guarantee is in addition to and without prejudice to and not in substitution for any rights or security which MFN may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, covenants. and warranties of Racal hereunder.

19.4 No Set-Off. In the event of the Guarantor having taken or taking any security from Racal in connection with this Guarantee. the Guarantor hereby understood to hold the same in trust for MFN pending discharge in full of all the Guarantor’s obligations hereunder. The Guarantor shall nor. after any claim has been made hereunder, claim from Racal any sums which may be owing to it from MFN or have the benefit of any set-off or counterclaim or proof against or divided, composition or payment by Racal until all sums owing to MFN in respect hereof shall have been paid in full.

19.5 Non-Enforceability against Racal. As a separate and independent stipulation, the Guarantor agrees that any obligation expressed to be undertaken by Racal hereunder which may not be enforceable against or recoverable from Racal by reason of any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were sale or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand provided that the Guarantor shall be entitled to rely on any defence that would have been available to RACAL.

IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.

MEMBERS:

RACAL TELECOMMUNICATIONS, INC.

RACAL TELECOMMUNICATIONS LIMITED